QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements (No. 333-65556 and 333-68134) of Alliance Data Systems Corporation on Form S-8 of our report dated September 4, 2002 on the combined financial statements of Enlogix Group as of and for the years ending December 31, 2000 and 2001, appearing in this Current Report on Form 8-K of Alliance Data Systems Corporation dated September 5, 2002.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Toronto, Canada
September 5, 2002

QuickLinks

INDEPENDENT AUDITORS' CONSENT